UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016 (June 3, 2016)

Calpian, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (214) 758-8600

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 3.02    Unregistered Sales of Equity Securities.

Series E Convertible Preferred Stock

On June 3, 2016, Calpian, Inc. (the “Company”) filed with the Secretary of State of the State of a Certificate of Designation (the “Series E Certificate of Designation”), setting forth the rights, powers, and preferences of a new class of 25,000 shares of Series E Convertible Preferred Stock (the “ Series E Preferred ”), par value $0.001 per share and a stated value of $1,000 per share. The Series E Preferred is voluntarily convertible into shares of Common Stock of the Company (“Common Stock”) at a conversion price of $1.59 (“Voluntary Conversion Price”). However, in the event the Company becomes approved to list its Common Stock, including the shares issuable pursuant to conversion of any issued Series E Preferred, on any one of the New York Stock Exchange, NYSE:Amex Exchange, The Nasdaq Stock Exchange, including the Nasdaq Capital Markets, London Stock Exchange, including AIM, or any other major stock exchange in the United States of America or the world (the “Triggering Event”), all outstanding Series E Preferred will be automatically converted into Common Stock at a conversion price equal to $1.34. The holders of the Series E Preferred are entitled to vote together all other classes and series of the stock of the Company as a single class on all actions to be taken by the stockholders of the Company, and shall be entitled to the number of votes equal to the number of shares of Common Stock into which the shares of Series E Preferred held by such holder could be converted at the Voluntary Conversion Price. Holders of Series E Preferred shall not be entitled to receive any dividends. Any conversion of the Series E Preferred is subject to a conversion limitation precluding conversions that would result in such holder’s beneficial ownership to exceed 9.99% of Common Stock outstanding.

The foregoing summary of the Series E Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the text of the Series E Certificate of Designation, which is filed as exhibits herewith.

On June 8, 2016, the Company issued 1,365 shares of Series E Preferred, having an aggregate stated value of $1,365,000. The Company received gross proceeds of $1,365,000 in consideration for the issuance of the securities. The offer and sale of the securities were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Current Report on Form 8-K does not constitute an offer to sell or solicitation of an offer to buy any securities of the Company, and it shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The information contained in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135 under the Securities Act.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series E Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Warrant to Purchase Common Stock

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: June 9, 2016	By:	/s/ Scott S. Arey
Scott S. Arey Chief Financial Officer

EXHIBITS

Exhibit No.	Description
3.1	Certificate of Designation of Series E Convertible Preferred Stock
10.1	Form of Subscription Agreement
10.2	Form of Warrant to Purchase Common Stock